EXHIBIT 99.6

RAVE RESTAURANT GROUP, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Rave Restaurant Group, Inc. (the “Company”), pursuant to the offering described in the Company’s prospectus dated [__________], 2017 (the “Prospectus”), hereby certifies to the Company and to Securities Transfer Corporation, as Subscription Agent for such offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Right has been exercised in full:

Number of Shares Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant to Over-Subscription Right

1. _______________________	_______________________	_______________________
2. _______________________	_______________________	_______________________
3. _______________________	_______________________	_______________________
4. _______________________	_______________________	_______________________
5. _______________________	_______________________	_______________________
6. _______________________	_______________________	_______________________
7. _______________________	_______________________	_______________________
8. _______________________	_______________________	_______________________
9. _______________________	_______________________	_______________________

Provide the following information if applicable:

______________________________________
Depository Trust Company (“DTC”)
Participant Number

[PARTICIPANT]

By:__________________________________
Name:
Title:

_____________________________________
DTC Basic Subscription Confirmation Number(s)

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